Exhibit 10.1

INTRICON CORPORATION

EQUITY PURCHASE AGREEMENT

This EQUITY PURCHASE AGREEMENT (this “Agreement”) is dated as of August 10, 2018 by and among IntriCon Corporation, a Pennsylvania corporation (the “Company”), and the shareholders of the Company listed on Schedule I to this Agreement (each a “Holder” and collectively, the “Holders”).

Background

A.          The Holders own, or have the right to acquire, shares of the Company’s common stock, $1.00 par value per share (“Common Stock”);

B.           The Company is commencing, on or about the date hereof, an underwritten public offering (the “Public Offering”) of certain shares of Common Stock of the Company (the “Underwritten Shares”) pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and among the Company and the underwriters named therein (the “Underwriters”);

C.           The Company has proposed to use a portion of the net proceeds from the Public Offering to repurchase from the Holders, and the Holders desire to transfer, assign, sell, and convey to the Company, an aggregate of 500,000 shares of Common Stock, as set forth on Schedule I, subject to adjustment as provided herein (as adjusted, the “Repurchase Shares”), at the price per share paid by the Underwriters to the Company in the Public Offering (the “Purchase Price”) and upon the terms and conditions provided in this Agreement (the “Repurchase”); and

D.          The Holders and the Company desire to condition the Repurchase on the closing of the Public Offering.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

Agreement

1.           Repurchase.

(a)           Each Holder hereby agrees, severally and not jointly, to transfer, assign, sell, and convey 100% of his right, title, and interest in and to the number of Repurchase Shares set forth opposite such Holder’s name on Schedule I hereto, and the Company hereby agrees to purchase from each Holder, the Repurchase Shares at a price per share equal to the Purchase Price.

(b)           The obligations of the Company to purchase the Repurchase Shares shall be subject to and conditioned upon the closing of the Public Offering pursuant to the Underwriting Agreement.

(c)           Subject to satisfaction or waiver of the conditions set forth herein, the closing(s) of the sale of the Repurchase Shares by a Holder to the Company (each a “Closing”) shall take place as soon as practicable following the closing of the sale of the Underwritten Shares, at the offices of Blank

Rome, LLP, One Logan Square, Philadelphia, PA, or at such other time and place (or electronically via fax or email of documents) as may be agreed upon by the Company and each Holder (each such date, the “Closing Date”). At the Closing, each Holder shall deliver to the Company or as instructed by the Company duly executed stock powers relating to those Repurchase Shares being sold by such Holder, and the Company agrees to deliver to each such Holder by wire transfer in accordance with written instructions to be provided by the Holders prior to the Closing of immediately available funds equal to the Purchase Price multiplied by the number of Repurchase Shares being sold by such Holder.

(d)           The Holders each agree to pay all stamp, stock transfer and similar duties, if any, in connection with the Repurchase of his Repurchase Shares.

(e)           At the Closing, the certificates representing the Repurchase Shares will be cancelled.

2.            Representations and Warranties of the Company.

The Company hereby represents and warrants to each Holder as follows:

(a)           Existence and Power. The Company has been duly organized and is validly existing and in good standing as a corporation under the laws of the Commonwealth of Pennsylvania, with the requisite corporate power and authority to execute and deliver this Agreement and consummate the transactions and perform each of its obligations hereunder.

(b)           Authority; Enforceability. The execution and delivery of this Agreement by the Company and the consummation by the Company of each of the transactions and the performance by the Company of each of its obligations contemplated hereby have been duly and properly authorized by all necessary corporate action on the part of the Company; and this Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)           No Conflicts. The compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, or (ii) violate any provision of the articles of incorporation or by-laws, as applicable, of the Company, except, in the case of clause (i), as would not reasonably be expected to have a material adverse effect on the financial position, stockholders’ equity or results of operations of the Company, taken as a whole (a “Material Adverse Effect”), in the case of each such clause, after giving effect to any consents, approvals, authorizations, orders, registrations, qualifications, waivers and amendments as will have been obtained or made as of the date of Closing; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery and performance by the Company of its obligations under this Agreement, including the consummation by the Company of the transactions contemplated by this Agreement, except where the failure to obtain or make any such consent, approval, authorization, order, registration or qualification would not reasonably be expected to have a Material Adverse Effect.

3.            Representations and Warranties of the Holders.

Each Holder, severally but not jointly, represents and warrants to the Company as follows:

(a)          Enforceability. This Agreement has been duly executed and delivered by such Holder and constitutes the valid and legally binding obligation of such Holder, enforceable against such Holder in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)          No Conflicts. The sale of the Repurchase Shares to be sold by such Holder hereunder and the compliance by such Holder with all of the provisions of this Agreement and the consummation of the transactions contemplated herein (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Holder is a party or by which such Holder is bound or to which any of the property or assets of such Holder is subject, (ii) nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Holder or the property of such Holder; except in the case of clause (i) or clause (ii), for such conflicts, breaches, violations or defaults as would not impair in any material respect the consummation of such Holder’s obligations hereunder.

(c)          Ownership of Common Stock. As of the date hereof and immediately prior to the delivery of the Repurchase Shares to the Company at the Closing, such Holder is and will be the record and beneficial owner of the Repurchase Shares set forth opposite such Holder’s name on Schedule I to this Agreement with full dispositive power thereover, and holds, and will hold, such Repurchase Shares free and clear of all mortgages, pledges, security interests, liens, claims, encumbrances, equities or other restrictions (collectively, the “Liens”). Upon payment for the Repurchase Shares to be sold by such Holder in accordance with the terms and conditions of this Agreement, the Company will acquire good and valid title to such shares free and clear all Liens. Nothing in this Agreement shall prevent any Holder from exercising, prior to Closing, stock options to purchase Common Stock he may hold as of the date hereof and tendering such shares in satisfaction of his obligation to sell any or all of the Repurchase Shares set forth opposite his name on Schedule I.

(d)          Independent Investigation. Such Holder has received all of the information that it considers necessary or appropriate for deciding whether to sell the Repurchase Shares and has had the opportunity to ask questions and receive answers from the Company. Such Holder has the requisite knowledge, sophistication and experience in order to fairly evaluate a disposition of the Repurchase Shares to be sold by such Holder hereunder, including the risks associated therewith.

4.            Conditions to Closing.

(a)          Conditions to Obligations of the Company. The obligation of the Company to purchase the Repurchase Shares hereunder is subject to the satisfaction or waiver on or prior to the Closing Date of each the following conditions:

i.          No action, claim, suit, hearing, complaint, demand, injunction, litigation, judgment, arbitration, order, decree, ruling or governmental investigation or proceeding shall be pending or threatened by any Governmental Entity, and no such Governmental Entity shall have issued any injunction, judgment or order, which shall remain in effect, that would prevent the consummation of the transactions contemplated hereby. As used herein, the term “Governmental Entity” means any agency, bureau, commission, authority, department, official, political subdivision, tribunal or other instrumentality of any government, whether (i) regulatory, administrative or otherwise; (ii) federal, state or local or (iii) domestic or foreign.

ii.         The representations and warranties of each Holder contained in this Agreement and in any other writing delivered by each Holder pursuant hereto shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date, as applicable, as though made on and as of such date.

iii.        The Company and the Underwriters shall have entered into the Underwriting Agreement providing for the sale by the Company of at least 1,500,000 shares of Common Stock; provided, however, that if the Underwriters advise the Company that the number of shares of Common Stock to be sold in the Offering should be reduced and the Company (by action of the Board of Directors of the Company) accepts such reduction, this condition shall be deemed satisfied and the number of Repurchase Shares sold in the aggregate and by each Holder shall be proportionately reduced.

(b)          Conditions to Obligations of Holders. The obligation of each Holder to sell the Repurchase Shares hereunder is subject to the satisfaction or waiver on or prior to the Closing Date of each the following conditions:

i.        No action, claim, suit, hearing, complaint, demand, injunction, litigation, judgment, arbitration, order, decree, ruling or governmental investigation or proceeding shall be pending or threatened by any Governmental Entity, and no such Governmental Entity shall have issued any injunction, judgment or order, which shall remain in effect, that would prevent the consummation of the transactions contemplated hereby.

ii.       The Company shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing Date.

iii.      The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing, as though made on and as of such date.

5.            Governmental Filings. Each Holder shall make all filings with any Governmental Entity required by such Holder in connection with the execution and delivery by such Holder of this Agreement and the consummation by such Holder of the transactions contemplated hereby, including without limitation, all filings with the Securities and Exchange Commission required pursuant to the Securities Exchange Act of 1934, as amended.

6.            General Provisions.

(a)           Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b)          Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(c)          Governing Law. This Agreement shall be governed by and construed in accordance with the law of the Commonwealth of Pennsylvania, without reference to its conflict of laws principles.

(d)          Section Headings. The captions and headings appearing at the beginning of the various sections of this Agreement are for convenience of reference only and shall not be given any effect whatsoever in the construction or interpretation of this Agreement.

(e)          Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, this being in addition to any other remedy to which they are entitled at law or in equity.

(f)           Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

(g)          Termination.

i.        This Agreement may be terminated with respect to any Holder at any time by the mutual written consent of the Company and such Holder.

ii.      Notwithstanding any provision in this Agreement to the contrary, this Agreement shall terminate: (A) in the event that the representative of the Underwriters, on the one hand, or the Company, on the other hand, advises the other in writing, prior to the execution of the Underwriting Agreement that it has determined not to proceed with the Public Offering, (B) in the event the Underwriting Agreement is terminated; or (C) if the Underwriting Agreement has not been executed and delivered by the parties thereto on or before September 30, 2018.

iii.      If this Agreement is terminated, the Company will have no obligation to purchase the Repurchase Shares and the Holders will have no obligation to sell the Repurchase Shares hereunder, and no party will have any further obligation hereunder.

(h)          Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any party may execute this Agreement by the delivery of a facsimile signature, which signature shall have the same force and effect as an original signature. Any party that delivers a facsimile signature shall promptly thereafter deliver an originally executed signature to the other party; provided, however, that the failure to deliver an original signature page shall not affect the validity of any signature delivered by facsimile.

(i)           Waiver. BLANK ROME, LLP, COUNSEL TO THE COMPANY, DRAFTED THIS AGREEMENT AND SUCH COUNSEL IS ACTING ONLY AS COUNSEL TO THE COMPANY AND NOT THE HOLDERS. EACH OF THE HOLDERS WERE ADVISED, AND HAD THE OPPORTUNITY, TO CONSULT WITH THEIR OWN INDEPENDENT SEPARATE COUNSEL IN CONNECTION WITH THEIR REVIEW AND EXECUTION OF THIS AGREEMENT.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above.

COMPANY:

INTRICON CORPORATION

By:	/s/ Scott Longval
Name: Scott Longval
Title: CFO

[SIGNATURE PAGE TO EQUITY PURCHASE AGREEMENT; SIGNATURES OF HOLDERS BEGIN ON NEXT PAGE]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above.

HOLDER:

/s/ Mark S. Gorder
Name: Mark S. Gorder

[SIGNATURE PAGE TO EQUITY PURCHASE AGREEMENT; SIGNATURES OF HOLDERS CONTINUE ON NEXT PAGE]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above.

HOLDER:

/s/ Scott Longval
Name: Scott Longval

[SIGNATURE PAGE TO EQUITY PURCHASE AGREEMENT; SIGNATURES OF HOLDERS CONTINUE ON NEXT PAGE]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above.

HOLDER:

/s/ Michael P. Geraci
Name: Michael P. Geraci

[SIGNATURE PAGE TO EQUITY PURCHASE AGREEMENT; SIGNATURES OF HOLDERS CONTINUE ON NEXT PAGE]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above.

HOLDER:

/s/ Dennis L. Gonsior
Name: Dennis L. Gonsior

[SIGNATURE PAGE TO EQUITY PURCHASE AGREEMENT; SIGNATURES OF HOLDERS CONTINUE ON NEXT PAGE]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above.

HOLDER:

/s/ Greg Gruenhagen
Name: Greg Gruenhagen

[SIGNATURE PAGE TO EQUITY PURCHASE AGREEMENT; SIGNATURES OF HOLDERS CONTINUE ON NEXT PAGE]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above.

HOLDER:

/s/ Michael J. McKenna
Name: Michael J. McKenna

[SIGNATURE PAGE TO EQUITY PURCHASE AGREEMENT; SIGNATURES OF HOLDERS CONTINUE ON NEXT PAGE]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above.

HOLDER:

/s/ Nicholas A. Giordano
Name: Nicholas A. Giordano

[SIGNATURE PAGE TO EQUITY PURCHASE AGREEMENT; SIGNATURES OF HOLDERS CONTINUE ON NEXT PAGE]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above.

HOLDER:

/s/ Robert N. Masucci
Name: Robert N. Masucci

[SIGNATURE PAGE TO EQUITY PURCHASE AGREEMENT; SIGNATURES OF HOLDERS CONTINUE ON NEXT PAGE]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above.

HOLDER:

/s/ Delain Wright
Name: Delain Wright

[SIGNATURE PAGE TO EQUITY PURCHASE AGREEMENT; SIGNATURES OF HOLDERS CONTINUE ON NEXT PAGE]

Schedule I

to Equity Purchase Agreement

Holder	Number of Repurchase Shares
Mark S. Gorder	177,308
Scott Longval	34,012
Michael P. Geraci	33,336
Dennis L. Gonsior	40,678
Greg Gruenhagen	29,661
Delain Wright	21,228
Michael J. McKenna	62,945
Nicholas A. Giordano	43,475
Robert N. Masucci	57,357
Total	500,000